Exhibit 4.5

EXECUTION COPY

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

by and among

CHILL ACQUISITION, INC.,

THE OTHER GUARANTORS FROM TIME TO TIME PARTY THERETO,

GSO DOMESTIC CAPITAL FUNDING LLC,

GSO COF FACILITY LLC,

GSO ORIGINATION FUNDING PARTNERS LP,

FARALLON FUNDING, L.L.C.,

ALPINVEST PARTNERS MEZZANINE 2007 C.V.,

KKR FINANCIAL HOLDINGS III, LLC,

CMP II INITIAL HOLDINGS, L.L.C.

$500,000,000

13.50%/14.00% SENIOR SUBORDINATED NOTES DUE 2016

Dated as of February 13, 2008

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

This Exchange and Registration Rights Agreement (this “Agreement”) is made and entered into as of February 13, 2008, by and among Chill Acquisition, Inc., a Delaware corporation (“MergerCo” or, in its capacity as issuer of the Notes (defined below), the “Issuer”), GSO Domestic Capital Funding LLC (“GSO Domestic Capital”), GSO COF Facility LLC (“GSO COF”), GSO Origination Funding Partners LP (“GSO Origination Funding” and, together with GSO Domestic Capital and GSO COF, the “GSO Purchasers”), Farallon Funding, L.L.C. (“Farallon Funding”), AlpInvest Partners Mezzanine 2007 C.V. (“AlpInvest”), KKR Financial Holdings III, LLC (“KKR Financial”) and CMP II Initial Holdings, L.L.C. (“CMP II” and, together with the GSO Purchasers, Farallon Funding, AlpInvest and KKR Financial, the “Purchasers”).

RECITALS

WHEREAS, pursuant to (a) that certain Indenture, dated as of February 13, 2008, between the Issuer and Wells Fargo Bank, National Association, as Trustee (as amended, supplemented or modified from time to time, the “Indenture”) and (b) that certain Note Purchase Agreement, dated as of February 13, 2008, among the Purchasers and the Issuer (as amended, supplemented or modified from time to time, the “Purchase Agreement”), the Issuer is issuing and selling to the Purchasers on the date hereof its 13.50%/14.00% Senior Subordinated Notes Due 2016 in an original aggregate principal amount of $500,000,000 (together with all notes issued in exchange, substitution or replacement therefor (other than the Exchange Notes (defined below)), the “Notes”).

Upon consummation of the Merger (defined below) on the Closing Date the Guarantors (as defined in the Indenture) will be required to execute the Guarantor Supplemental Indenture, pursuant to which the Guarantors will guarantee all the obligations of the Issuer under the Notes and the Indenture to the extent required by the Indenture.

Furthermore, upon consummation of the Merger, the Company and the Initial Guarantors will be required to execute a Joinder and Assumption Agreement in the form of Exhibit A to the Purchase Agreement pursuant to which the Company will assume all obligations of the Issuer under this Agreement and each of the Initial Guarantors will assume all of the obligations of a guarantor under this Agreement.

As an inducement to the Purchasers to enter into the Purchase Agreement, the Issuer agrees with the Purchasers, for the benefit of the Holders (including, without limitation, the Purchasers), as follows:

1. Definitions.

Terms that are not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement, or, if not defined therein, in the Indenture. The following terms shall have the meanings specified below (it being understood that defined terms shall include in the singular number the plural and in the plural the singular):

“Advice” is defined in Section 5(t).

“Agreement” is defined in the Preamble.

“AlpInvest” is defined in the Preamble.

“Blackout Period” is defined in Section 3(d).

“CMP II” is defined in the Preamble.

“Commission” means the Securities and Exchange Commission.

“Company” is defined in the Recitals.

“Day” means a calendar day, unless otherwise expressly provided.

“Effectiveness Date” means (i) in the case of the Exchange Offer Registration Statement, the 180th day from the Closing Date, provided that such date shall be extended for up to an additional 90 days during the period the Commission is reviewing the Exchange Offer Registration Statement and (ii) in the case of the Initial Shelf Registration Statement, the 120th day from the date of delivery of the Shelf Notice; provided that such date shall be extended for up to an additional 90 days during the period the Commission is reviewing the Initial Shelf Registration Statement.

“Effectiveness Period” is defined in Section 3(a).

“Event Date” is defined in Section 4(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Guarantees” is defined in Section 2(a).

“Exchange Notes” means the 13.50%/14.00% Senior Subordinated Notes Due 2016 of the Company, identical in all material respects to the Notes except that restrictive legends, restrictions on transfer and liquidated damages provisions shall be eliminated from the Exchange Notes and all notes issued in exchange, substitution or replacement for such Exchange Notes.

“Exchange Offer” is defined in Section 2(a).

“Exchange Offer Registration Statement” is defined in Section 2(a).

“Farallon Funding” is defined in the Preamble.

“Filing Date” is defined in Section 2(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Free-Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, that is prepared by or on behalf of the Company.

“GSO COF” is defined in the Preamble.

“GSO Domestic Capital” is defined in the Preamble.

“GSO Origination Funding” is defined in the Preamble.

“GSO Purchasers” is defined in the Preamble.

“Guarantees” means the senior subordinated guarantees given by the Guarantors to the Holders pursuant to the Indenture.

“Holders” shall have the meaning set forth in the Indenture.

“Indemnified Party” is defined in Section 6(c).

“Indemnifying Party” is defined in Section 6(c).

“Indenture” is defined in the Recitals.

“Initial Shelf Registration Statement” is defined in Section 3(a).

“Inspectors” is defined in Section 5(n).

“Institutional Investor” means an entity that trades large volumes of securities, such as investment companies, mutual funds, brokerages, insurance companies, pension funds, investment banks and endowment funds.

“Issuer” is defined in the Preamble.

“KKR Financial” is defined in the Preamble.

“Liquidated Damages” is defined in Section 4(a).

“Losses” is defined in Section 6(a).

“Maximum Contribution Amount” is defined in Section 6(e).

“Merger” shall have the meaning set forth in the Purchase Agreement.

“MergerCo” is defined in the Preamble.

“Notes” is defined in the Recitals.

“Participating Broker-Dealer” is defined in Section 2(e).

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” is defined in the Recitals.

“Purchaser” or “Purchasers” is defined in the Preamble.

“Records” is defined in Section 5(n).

“Registrable Notes” (i) Notes (for purposes of this definition which shall include the Guarantees) and (ii) Exchange Notes (for purposes of this definition which shall include the Exchange Guarantees) received in the Exchange Offer as to which Section 2(h)(iii) is applicable and as to which notice under Section 2(h)(iii) has been timely delivered to the Company, in each case that may not be sold without restriction under federal or state securities laws until, in each case, the earliest to occur of (a) a Registration Statement (other than, with respect to any Exchange Notes as to which Section 2(h)(iii) is applicable and as to which notice under Section 2(h)(iii) has been timely delivered to the Company, the Exchange Offer Registration Statement) covering such Note or Exchange Note has been declared effective by the Commission and such Note or Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (b) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws (other than prospectus delivery requirements), (c) such Note, or Exchange Note, as the case may be, ceases to be outstanding or (d) such Note or Exchange Note, as the case may be, may be resold by non-affiliates of the Company without restriction as to volume pursuant to Rule 144 (as amended or replaced) or have been resold pursuant to Rule 144 (as amended or replaced) under the Securities Act.

“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act (including, but not limited to, the Exchange Offer Registration Statement, the Shelf Registration Statement and any subsequent Shelf Registration Statement) that covers any of the Registrable Notes, pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 158” means Rule 158 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 405” means Rule 405 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 415” means Rule 415 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 424” means Rule 424 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 430A” means Rule 430A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 430B” means Rule 430B under the Securities Act (or any successor provision), as it may be amended from time to time.

“Shelf Notice” is defined in Section 2(h).

“Shelf Registration Statement” is defined in Section 3(b).

“Subsequent Shelf Registration Statement” is defined in Section 3(b).

“Underwritten Registration” or “Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2. Exchange Offer

(a) The Company and the Guarantors shall (i) prepare and file with the Commission (the date of such filing, the “Filing Date”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (an “Exchange Offer”) to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, guaranteed on a senior subordinated basis by the Guarantors (the “Exchange Guarantees”) on terms identical to the Guarantees of the Notes, except that the Exchange Notes and Exchange Guarantees shall have been registered pursuant to an effective registration statement and except that restrictive legends, restrictions on transfer and liquidated damages provisions shall be eliminated from the Exchange Notes and the Exchange Guarantees, (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective no later than the Effectiveness Date, (iii) use commercially reasonable efforts to keep the Exchange Offer Registration Statement open for at least 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders, (iv) use commercially reasonable efforts to consummate the Exchange Offer whereby (A) the Company shall issue, promptly after the completion of the Exchange Offer, Exchange Notes in exchange for all Notes validly tendered and not withdrawn prior thereto in the Exchange Offer and (B) the Guarantors will issue Exchange Guarantees guaranteeing the Company’s obligations under the Exchange Notes and (v) take all commercially reasonable actions to ensure that any Free-Writing Prospectus utilized by the Company in connection with any registration required by this Agreement complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. An Exchange Offer shall not be subject to any conditions, other than that (i) such Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) the due tendering of Registrable Notes in accordance with the Exchange Offer, (iii) that each Holder of Registrable Notes exchanged in the Exchange Offer shall have represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and shall have made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available, (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company and (v) all governmental approvals shall have been obtained which the Company deems necessary for the consummation of the Exchange Offer. The Exchange Offer will be deemed to have been completed only if the Exchange Notes and the Exchange Guarantees received in the Exchange Offer for Registrable Securities by Holders that meet the conditions for participation in the Exchange Offer are, upon receipt, transferable by each such Holder without restriction under the Securities Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America, it being understood that broker-dealers or affiliates of the Company or the Guarantors receiving Exchange Notes and Exchange Guarantees will be subject to certain prospectus delivery requirements with respect to resale of the Exchange Notes and Exchange Guarantees.

(b) The Exchange Notes and Exchange Guarantees shall be issued under, and entitled to the benefits of, the Indenture.

(c) Interest on each of the Exchange Notes will be payable (i) from the later of (A) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor, or (B) if the Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (ii) if no interest has been paid on such Notes, from the original issue date of the Notes.

(d) The Company and the Guarantors may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that such Holder is not an affiliate of the Company and the Guarantors within the meaning of the Securities Act, or, if it is an affiliate of the Company or any Guarantor, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a Participating Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a Participating Broker-Dealer, that such Holder will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, and that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e) The Company and the Guarantors shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which shall contain all information that the Commission requires with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”). Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the Commission, the use of the Prospectus by all Participating Broker-Dealers subject to the prospectus delivery requirements of the Securities Act, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. Each of the Purchasers represents that it is not a broker-dealer.

(f) In connection with the Exchange Offer, the Company shall:

(i) mail or cause to be mailed to each Holder of record a copy of the Prospectus forming a part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) utilize the services of a depository for the Exchange Offer;

(iii) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(iv) comply in all material respects with all applicable laws.

(g) As soon as practicable after the close of the Exchange Offer the Company shall:

(i) accept for exchange all Registrable Notes validly tendered pursuant to the Exchange Offer and not validly withdrawn;

(ii) deliver or cause to be delivered to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each such Holder Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange; provided that in the case of any Exchange Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Exchange Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(h) If, (i) applicable interpretations of the staff of the Commission would not permit the consummation of the Exchange Offer as contemplated by this Section 2, (ii) the Exchange Offer is not consummated within 60 days after the Effectiveness Date, for any reason, or (iii) in the case of any Holder that participates in the Exchange Offer but, because of any changes in law, Commission rules or regulations or applicable public interpretations thereof by the Commission staff, does not receive Exchange Notes on the date of the exchange that may be sold without restriction (other than prospectus delivery requirements) under state and federal securities laws and so notifies the Company in writing within 30 days of consummation of the Exchange Offer, then, in each case, the Company shall promptly deliver to the Holders and the Trustee, written notice thereof (the “Shelf Notice”) and shall on one and only one occasion file an Initial Shelf Registration Statement pursuant to Section 3. In no event shall the Shelf Notice be given prior to the notice pursuant to Section 2(a) that could be given for the Exchange Offer.

3. Shelf Registration Statement

If a Shelf Notice is properly delivered pursuant to Section 2(h), then:

(a) Initial Shelf Registration Statement. The Company and each Guarantor shall as promptly as practicable after the date of the Shelf Notice file with the Commission a Registration Statement (the “Initial Shelf Registration Statement”) for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes, except as otherwise provided in this Agreement. The Company and each Guarantor shall use commercially reasonable efforts to file with the Commission the Initial Shelf Registration Statement within 60 days of the delivery of the Shelf Notice and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 120 days after the Shelf Notice). The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company and the Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration Statement. No Holder shall be entitled to include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Company and the Trustee, after conferring with counsel with regard to information relating to Holders that would be required by the Commission to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. The Company and the Guarantors shall use commercially reasonable efforts to keep the Initial Shelf Registration Statement continuously effective (other than during any Blackout Period (as defined in Section 3(d) below)) under the Securities Act until the date which is one year from the date the Initial Shelf Registration Statement is declared effective (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or otherwise cease to be Registrable Notes or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement has been declared effective under the Securities Act.

(b) Subsequent Shelf Registration Statements. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than during any permitted Blackout Period relating to such Shelf Registration Statement, or because of the sale of all of the securities registered thereunder), the Company and the Guarantors shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall use commercially reasonable efforts to amend such Shelf Registration Statement within 30 days of such cessation of effectiveness in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company and the Guarantors shall use commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective. As used herein the term “Shelf Registration Statement” means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statements.

(c) Supplements and Amendments. The Company and the Guarantors shall promptly supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration Statement or by any underwriter of such Registrable Notes with respect to the information included therein regarding one or more of such Holders or, as applicable, such underwriter.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(d) Blackout Period. Notwithstanding anything to the contrary in this Agreement, the Company and the Guarantors, upon notice to the Holders, may delay the filing of any Shelf Registration Statement or Exchange Offer Registration Statement or suspend the use of the Prospectus included in any Shelf Registration Statement or an Exchange Offer Registration Statement in the event that and for a period of time (a “Blackout Period”) not to exceed an aggregate of 60 days in any twelve month period if (i) the Board of Directors of the Company determines, in good faith, that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, assets, operations, condition (financial or otherwise), performance, property or prospects of the Company and its subsidiaries, taken as a whole or (ii) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and the Board of Directors of the Company determines, in good faith, that any such disclosure would jeopardize the success of such transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof; provided that upon the termination of such Blackout Period, the Company and the Guarantors shall promptly notify the Holders that such Blackout Period has been terminated. There shall be no more than two Blackout Periods during any twelve month period.

4. Liquidated Damages

(a) The Company and the Guarantors acknowledge and agree that the Holders will suffer damages if the Company or the Guarantors fails to fulfill their material obligations under Section 2 and/or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, and the Guarantors agree to guarantee, pursuant to the terms of the Indenture, the Company’s obligations with respect to, liquidated damages on the Registrable Notes (“Liquidated Damages”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the applicable Effectiveness Date, or (B) notwithstanding that the Company and the Guarantors have consummated or will consummate an Exchange Offer, the Company and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the applicable Effectiveness Date, Liquidated Damages shall be paid on the principal amount of the Registrable Notes over and above the stated interest at a rate of 0.25% per annum of the principal amount of such Registrable Notes for the first 90 days immediately following the Effectiveness Date, such Liquidated Damages rate increasing by an additional 0.25% per annum on the 90th day of such period and on the 90th day of each subsequent 90-day period thereafter, subject to the proviso in the last sentence of this paragraph;

(ii) if (A) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer or the Guarantors have not issued the Exchange Guarantees in connection therewith on or prior to 30 Business Days after the applicable Effectiveness Date, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the expiration of the Effectiveness Period (other than during any permitted Blackout Period relating to such Shelf Registration Statement, or such time as all Registrable Notes registered thereunder have been disposed of), then Liquidated Damages shall be paid on the principal amount of the Registrable Notes, over and above the stated interest, at a rate of 0.25% per annum of the principal amount of such Registrable Notes for the first 90 days commencing on (x) the 31st Business

Day after the applicable Effectiveness Date, in the case of clause (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of clause (B) above (or, if later, commencing on the first day following such permitted Blackout Period), such Liquidated Damages rate increasing by an additional 0.25% per annum on the 90th day of such period and on the 90th day of each subsequent 90-day period thereafter, subject to the proviso in the last sentence of this paragraph;

provided, however, that the maximum Liquidated Damages rate on the Registrable Notes may not exceed at any one time in the aggregate 1.0% per annum; and provided, further, that (1) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (i) above), or (2) upon the exchange of Exchange Notes for all Notes validly tendered (in the case of (ii)(A) above) and the issuance of Exchange Guarantees in connection therewith, or upon the effectiveness of a Shelf Registration Statement which had ceased to remain effective (in the case of (ii) above), Liquidated Damages on the Registrable Notes as a result of such clause, as the case may be, shall cease to accrue for periods on or after such date. Notwithstanding the foregoing, no Liquidated Damages shall accrue or be paid with respect to Notes that are not Registrable Notes.

(b) The Company shall notify the Trustee within 3 Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid (an “Event Date”). Any amounts of Liquidated Damages due pursuant to clause (a)(i) or (a)(ii) of this Section 4 will be payable in cash on the dates and in the manner provided in the Indenture, commencing with the first such semi-annual date occurring after any such Liquidated Damages commences to be paid. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages rate by the principal amount of the Registrable Notes outstanding, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

(c) The parties hereto agree that the Liquidated Damages provided for in this Section 4 constitutes the sole damages that will be suffered by Holders by reason of the occurrence of any of the events described in Sections 4(a)(i) and 4(a)(ii) hereof and that the Company shall have used commercially reasonable efforts in meeting such time periods if they in fact have been met. The parties agree that the Liquidated Damages provided for in this Section 4 constitutes a reasonable estimate of damages that will be suffered by Holders by reason of clauses (a)(i) or (a)(ii) of this Section 4.

5. Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or Section 3 hereof, the Company and the Guarantors shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Shelf Registration Statement or Exchange Offer Registration Statement filed by the Company hereunder, the Company and the Guarantors, as applicable, shall:

(a) Prepare and file with the Commission on or prior to the Filing Date, the Exchange Offer Registration Statement or if the Exchange Offer Registration Statement is not filed because of the circumstances contemplated by Section 2(h), a Shelf Registration Statement as prescribed by Section 3, and use commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that if a Shelf Registration Statement is filed pursuant to Section 3, before filing any such Registration Statement, Prospectus or any amendments or supplements thereto, the Company and the Guarantors shall furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration Statement, or to the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case, other than in the case of a filing that includes pricing-related information previously excluded from a prospectus under Rule 430A or Rule 430B, at least 2 Business Days prior to such filing) and to make such representatives of the Issuer as shall reasonably be requested by the Holders of Registrable Notes available for discussion of such Registration Statement.

(b) Provide a trustee for the Registrable Notes or the Exchange Notes and the Exchange Guarantees, as the case may be, and cause the Indenture (or other agreement relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to cooperate with the Trustee and the Holders to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such agreement to be so qualified in a timely manner.

(c) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus or any Free-Writing Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Shelf Registration Statement as so amended or in such Prospectus or Free-Writing Prospectus as so supplemented; provided that none of the foregoing shall be required during a permitted Blackout Period. With respect to a Shelf Registration Statement, other than during a permitted Blackout Period, the Company and the Guarantors shall not, during the Effectiveness Period, voluntarily take any action that would result in selling Holders of the Registrable Notes covered by a Registration Statement not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d) Furnish to such selling Holders who so request in writing in a timely fashion (i) such reasonable number of copies of such Shelf Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits) and (ii) such reasonable number of copies of the Prospectus included in such Shelf Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto. The Company and the Guarantors hereby consent to the use of the Prospectus and any Free-Writing Prospectus delivered in connection therewith by each of the selling Holders and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by such Prospectus and any amendment thereto.

(e) If a Shelf Registration Statement is filed pursuant to Section 3, notify the selling Holders, their counsel and the managing underwriters, if any, promptly (but in any event within 2 Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Free-Writing Prospectus or post-effective amendment has been filed, and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Company or any Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any Free-Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus, Free-Writing Prospectus or documents so that, in the case of the Registration Statement, the Prospectus or the Free-Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any reasonable determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

(f) Use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes for sale in any jurisdiction, and, if any such order is issued, to use commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible date.

(g) If (i) a Shelf Registration Statement is filed pursuant to Section 3 or (ii) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (A) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request in writing to be included or made therein and (B) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h) Prior to any public offering of Registrable Notes, use commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any selling Holder or any managing underwriter or underwriters, if any, reasonably request in writing; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i) If a Shelf Registration Statement is filed pursuant to Section 3, cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request in writing.

(j) If a Shelf Registration Statement is filed pursuant to Section 3, upon the occurrence of any event contemplated by Section 5(e)(v) or 5(e)(vi) hereof, as promptly as practicable (except during a permitted Blackout Period), prepare and file with the Commission, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any Free-Writing Prospectus delivered in connection therewith or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder, such Prospectus or Free-Writing Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) [Reserved]

(l) Prior to the initial issuance of the Exchange Notes or registration of Registrable Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide CUSIP numbers for the Exchange Notes or Registrable Notes, as the case may be.

(m) If a Shelf Registration Statement is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Registrable Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings by noteholders of debt securities similar to the Registrable Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company requested in underwritten offerings of debt securities similar to the Registrable Notes, as may be appropriate in the circumstances; and (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the registered independent public accounting firm of the Company (and, if necessary, any other registered independent public accounting firm of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Registrable Notes, as may be appropriate in the circumstances. Notwithstanding the foregoing, this Section 5(m) shall not require the Company or the Guarantors to pay or reimburse fees or expenses of any Person in connection with such offering except as contemplated by Section 5(v), or to agree to do so.

(n) If a Shelf Registration Statement is filed pursuant to Section 3, make available for inspection by any selling Holder of such Registrable Notes being sold, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder, or underwriter (collectively, the “Inspectors”), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries, to the extent commercially reasonable, to supply or make available all information reasonably requested in writing by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) the information in such Records has been made generally available to the public, other than as a result of a disclosure or failure to safeguard by such Inspector or (iii) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary in connection with any action, claim, suit or proceeding, directly or indirectly, involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder; provided that in each case, such Inspector may disclose, without liability hereunder, only that portion of the Records that, (A) in the reasonable written opinion of counsel for such Inspector, it is legally required to disclose or (B) has been made generally available to the public, other than as a result of a disclosure or failure to safeguard by such Inspector; provided, further that such Inspector shall agree to use reasonable efforts to preserve the confidentiality of the Records, or any portion thereof, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded the Records, or any portion to be disclosed thereof, by such court. Each Inspector and each selling Holder of such Registrable Notes will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use commercially reasonable efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. Each Inspector of such Registrable Notes will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by such Inspector or on its behalf as the basis for any transactions in or relating to the securities or assets of the Company, including any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Exchange Act) or consents to vote any securities, unless and until such information is made generally available to the public without any violation hereunder.

(o) [Reserved]

(p) Upon consummation of an Exchange Offer, if so requested by the Trustee, obtain an opinion of counsel to the Company (in form, scope and substance customary for underwritten transactions), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Notes and the Indenture, and (ii) the Exchange Notes and the Indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions.

(q) Cooperate with each seller of Registrable Notes covered by any Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(r) Use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(s) The Company may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the

Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 15 days) after receiving such request. Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(t) Each Holder and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company (i) of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v), or 5(e)(vi) or (ii) of the commencement of a permitted Blackout Period, such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until (x) in the case of clause (i) of this paragraph, such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice or (y) in the case of clause (ii) of this paragraph, the receipt of notice from the Company that such Blackout Period has ended. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) or (y) the Advice. No Liquidated Damages shall be paid or be payable during any such suspension period.

(u) All fees and expenses incident to the performance of or compliance with this Agreement by the Company (other than any underwriting discounts or commissions or any fees and expenses incurred by any Holders in connection with the execution and delivery of the Agreement) shall be borne by the Company, whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or blue sky laws, (ii) messenger, telephone and delivery expenses incurred in connection with the performance of its obligations hereunder, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all registered independent public accounting firms (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (v) Securities Act liability insurance, if the Company desires such insurance, (vi) fees and expenses of all other Persons retained by the Company, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (viii) the expense of any annual audit, (ix) the fees and expenses of any trustee and the Exchange Agent and (x) the expenses relating to printing, word processing and distributing all Registration Statements, indentures and any other documents necessary in order to comply with this Agreement (other than underwriting discounts and commissions).

(v) In the case of a Shelf Registration Statement, the Company shall reimburse the Holders for the reasonable fees and disbursements of one counsel. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes in exchange for the Registrable Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note in a name other than that of the Holder of the Registrable Note in respect of which such Exchange Note is being issued.

6. Indemnification

(a) Indemnification by the Company and the Guarantors. The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors, employees and partners of each such Holder and controlling person from and against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 6) and reasonable expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement, Prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus or any Free-Writing Prospectus or “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, utilized with the Company’s approval in connection with any related offering or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of information furnished in writing to the Company by or on behalf of such Holder, any underwriter, if any, of an offering under a Shelf Registration Statement, or its or their respective counsel, expressly for use therein. The Company and each Guarantor, jointly and severally, also agree to indemnify underwriters, if any, of an offering under a Shelf Registration Statement, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, in each case, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of information furnished in writing to the Company by or on behalf of such underwriter, or its counsel expressly for use in any Registration Statement, Prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus or any Free Writing-Prospectus in connection therewith.

(b) Indemnification by Holder. Each Holder, severally and not jointly, shall indemnify and hold harmless the Company and each Guarantor, their respective officers, directors, agents, employees and partners, and each Person, if any, who controls the Company or such Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers, employees and partners of such controlling persons, from and against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement, Prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus or any Free-Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent that such Losses have arise out of or are based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information furnished in writing by such Holder to the Company expressly for use therein. Each Holder, severally and not jointly, also agrees to indemnify underwriters, if any, of an offering under a Shelf Registration Statement, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Company and each Guarantor, in each case, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of information furnished in writing to the Company by or on behalf of such underwriter or the Company, or its or their respective counsel expressly for use in any Registration Statement, Prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus or any Free Writing-Prospectus in connection therewith. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Notes giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties,” as applicable) in writing; provided that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, to assume, at its expense, the defense of any such proceeding (with counsel reasonably satisfactory to the Indemnified Party), provided that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one appropriate local counsel in each required jurisdiction) at any time for such Indemnified Party); provided, further, that, if the Indemnifying Party assumes the defense of a proceeding, the Indemnifying Party shall promptly notify the Indemnified Party of all material developments with respect to such proceeding, the Indemnified Party shall have the right to make reasonably inquiry of the Indemnifying Party and its counsel and the Indemnifying Party and its counsel shall make all reasonable efforts to respond accurately to such inquiries, and the Indemnifying Party shall consult with the Indemnified Party with respect to any matters in such proceedings that relate directly to such Indemnified Party.

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto), which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 6 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 6), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 6(a) or 6(b) was available to such party.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by another method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate gross proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Underwritten Registrations of Registrable Notes

If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company.

No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

8. Miscellaneous

(a) No Inconsistent Agreements. Neither the Company nor any Guarantor, as of the date hereof, and each of the Company and each Guarantor covenants and agrees that it shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Notes in this Agreement or otherwise conflicts with any provision hereof. Neither the Company nor any Guarantor has entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Shelf Registration Statement.

(b) [RESERVED]

(c) Adjustments Affecting Registrable Notes. Neither the Company nor any Guarantor shall, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders as a group to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company, the Guarantors and Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes; provided, however, that Section 6 and this Section 8(d) may not be amended, modified or supplemented without the prior written consent of the Company, the Guarantors and each Holder; provided, further, that a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of not less than a majority in aggregate principal amount of Notes being sold rather than all outstanding Registrable Notes.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i) if to a Holder or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes.

(ii) if to the Purchasers, as follows: GSO Capital Funding LLC, c/o GSO Capital Partners LP, 280 Park Avenue, New York, New York 10017, Telecopy: (212) 503-6921, Attention: General Counsel, and Farallon Funding, L.L.C., c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111, Telecopy: (415) 616-6087, Attention: Michael Linn, with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy: (213) 687-5600, Attention: Casey T. Fleck, Esq., and Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601, Telecopy: (312) 861-2200, Attention: Gerald T. Nowak, Esq.

(iii) if to the Company or any Guarantor, Goodman Global, Inc., 5151 San Felipe, Suite 500, Houston, Texas 77056, Telecopy: (713) 426-1248, Attention: Ben D. Campbell, Executive Vice President, Secretary and General Counsel, with a copy (which copy shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 2550 Hanover Street, Palo Alto, California 94304, Telecopy: (650) 251-5002, Attention William Brentani, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the

United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

(f) Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any Holder shall acquire Registrable Notes in any manner permitted under the Purchase Agreement or the Indenture, as applicable, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement.

(g) [Reserved]

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of this Agreement, the Purchase Agreement or the Indenture.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS

PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Registrable Notes Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company, the Guarantors or their controlled affiliates (as such terms are defined in Rule 405) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(n) Third Party Beneficiaries. Holders of Registrable Notes are intended third party beneficiaries of this Agreement and, subject to Section 8(d) hereof, this Agreement may be enforced by such Persons.

(o) Entire Agreement. This Agreement, together with the related provisions of the Purchase Agreement, the Indenture, the Notes and the Guarantees, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof are merged herein and replaced hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

CHILL ACQUISITION, INC.

By:
Name:
Title:

[EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

PURCHASERS:	GSO DOMESTIC CAPITAL FUNDING LLC

	By:	GSO Capital Partners LP, its Investment Manager

By:
Name:
Title:

GSO COF FACILITY LLC

	By:	GSO Capital Partners LP, its Investment Manager

By:
Name:
Title:

GSO ORIGINATION FUNDING PARTNERS LP

	By:	GSO Capital Partners LP, its Investment Manager

By:
Name:
Title:

[EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

PURCHASERS:	FARALLON FUNDING, L.L.C.

	By:	Farallon Capital Management, L.L.C., its Manager

By:
Name:
Title:

[EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

PURCHASERS:	ALPINVEST PARTNERS MEZZANINE 2007 C.V.

	By:	AlpInvest Partners Mezzanine Investments 2007/2009 B.V., its General Partner
	By:	AlpInvest Partners N.V., its Managing Director

By:
Name:
Title:

By:
Name:
Title:

[EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

PURCHASERS:	KKR FINANCIAL HOLDINGS III, LLC

By:
Name:
Title:

[EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

PURCHASERS:	CMP II INITIAL HOLDINGS, L.L.C.

	By:	TC Group, L.L.C., its Managing Member
	By:	TCG Holdings, L.L.C., its Managing Member

By:
Name:
Title:

[EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]